Schedule A

to the March 26, 2013

Investment Advisory Agreement

Dated as of September 30, 2020 (effective as of November 1, 2020)

between WisdomTree Trust

and WisdomTree Asset Management, Inc.

Name of Series	Fee %
WisdomTree 90/60 U.S. Balanced Fund	0.20%
WisdomTree Bloomberg U.S. Dollar Bullish Fund	0.50%
WisdomTree CBOE S&P 500 PutWrite Strategy Fund	0.44%
WisdomTree Dynamic Currency Hedged International Equity Fund	0.40%
WisdomTree International ESG Fund	0.30%
WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund	0.48%
WisdomTree Emerging Markets ESG Fund	0.32%
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund	0.32%
WisdomTree Emerging Markets Multifactor Fund	0.48%
WisdomTree Emerging Markets Quality Dividend Growth Fund	0.32%
WisdomTree Europe Hedged SmallCap Equity Fund	0.58%
WisdomTree Europe Quality Dividend Growth Fund	0.58%
WisdomTree Floating Rate Treasury Fund	0.15%
WisdomTree U.S. Corporate Bond Fund	0.18%
WisdomTree U.S. High Yield Corporate Bond Fund	0.38%
WisdomTree U.S. Short-Term Corporate Bond Fund	0.18%
WisdomTree U.S. Short-Term High Yield Corporate Bond Fund	0.38%
WisdomTree Germany Hedged Equity Fund	0.48%
WisdomTree Global High Dividend Fund	0.58%
WisdomTree Interest Rate Hedged High Yield Bond Fund	0.43%
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund	0.23%
WisdomTree International Hedged Quality Dividend Growth Fund	0.58%
WisdomTree International Multifactor Fund	0.38%
WisdomTree International Quality Dividend Growth Fund	0.42%
WisdomTree Japan Hedged SmallCap Equity Fund	0.58%
WisdomTree U.S. Multifactor Fund	0.28%
WisdomTree U.S. Quality Dividend Growth Fund	0.28%
WisdomTree U.S. SmallCap Quality Dividend Growth Fund	0.38%
WisdomTree Yield Enhanced U.S. Aggregate Bond Fund	0.20%
WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund	0.20%
WisdomTree India ex-State-Owned Enterprises Fund	0.58%
WisdomTree Mortgage Plus Bond Fund	0.45%
WisdomTree Growth Leaders Fund (f/k/a WisdomTree Modern Tech Platforms Fund)	0.20%
WisdomTree Cloud Computing Fund	0.45%
WisdomTree Enhanced Commodity Strategy Fund	0.55%

WISDOMTREE TRUST		WISDOMTREE ASSET MANAGEMENT, INC.

By:	/s/ Jonathan Steinberg	By:	/s/ Stuart Bell
Name:	Jonathan Steinberg	Name:	Stuart Bell
Title:	President	Title:	Chief Operating Officer

A-1